AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into at Rochester, New York, as of June 27, 2019, between Premier Packaging Corporation, a New York corporation, with its chief executive office located at 6 Framark Drive, Victor, New York 14564 (the “Borrower”) and Citizens Bank, N.A., a national banking association, with an address of 833 Broadway, Albany, New York 12207 (the “Bank”).

FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents to and agrees with the Bank as follows:

1. THE LOAN

1.1 Term Loan. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make a loan to Borrower in the original principal amount of $1,156,741.69 (the “Loan”). The Loan shall be evidenced by that certain Consolidated Term Note, of even date herewith (the “Note”) made by Borrower in favor of the Bank in the original principal amount of $1,156,741.69. Any payment or other amounts received by the Bank on account of any Obligations (as hereinafter defined), whether before or after the maturity date of the Note, whether as scheduled or as accelerated in accordance with the terms of the Loan Documents or applicable law, shall be applied in such order of priority as the Bank may elect. This Agreement, the Note, all agreements, documents and instruments related to Bank Product Obligations and all Hedging Contracts (each as hereinafter defined), and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing, if any, are collectively hereinafter referred to as the “Loan Documents.” For the avoidance of doubt, each Loan Document or other agreement or instrument referred to herein or in any other Loan Document means such agreement or instrument as amended, modified and supplemented from time to time.

1.2 Interest. Interest respecting the Loan will be charged to Borrower on the principal amount from time to time outstanding at the applicable interest rates specified in the Note, and Borrower agrees to pay such interest, as well as all other amounts coming due under the Loan Documents, in accordance with the terms of this Agreement, the Note and the other Loan Documents.

1.3 Repayment. The Loan shall be payable to Bank on or before the maturity date of the Note. Any payment or other amounts received by the Bank on account of any Obligations (as hereinafter defined), whether before or after the maturity date of the Note, whether as scheduled or as accelerated in accordance with the terms of the Loan Documents or applicable law, shall be applied in such order of priority as the Bank may elect.

2. GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. The Borrower hereby grants to the Bank (for its own account and as agent on behalf of each Bank Affiliate to the extent an Obligation is owed to such Bank Affiliate at any time) a security interest in, a lien on and pledge and assignment of the Collateral. The security interest granted by this Agreement is given to and shall be held by the Bank as security for the payment and performance of all Obligations, including, without limitation, all amounts outstanding pursuant to the Loan Documents.

2.2 Definitions. The following definitions shall apply:

(a)	“Bank Affiliate” shall mean any “Affiliate” of the Bank and “Affiliate” shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

(b)	“Bank Product Obligation” shall mean each obligation and liability of Borrower, absolute or contingent, due or to become due, now existing or hereafter arising or contracted, under each agreement to which Borrower and Bank and/or any Bank Affiliate are parties, relating to any of the following products, services or facilities extended by Bank or any Bank Affiliate to Borrower: (i) cash management services; (ii) swaps, caps, floors, collars, options, forwards, cross rights or obligations, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, index, credit or equity risks or similar products, including, without limitation, all products, services and facilities under each Hedging Contract in effect from time to time (including, without limitation, all regularly occurring payment obligations thereunder and all amounts due upon termination thereof), (iii) letters of credit; (iv) commercial credit card and merchant card services; and (v) other banking products and services as may be requested by Borrower from time to time from Bank or any Bank Affiliate.

(c)	“Code” shall mean the New York Uniform Commercial Code, as amended from time to time or, in connection with any lien as to which the laws of another jurisdiction govern perfection or enforcement thereof, the Uniform Commercial Code of that jurisdiction.

(d)	“Collateral” shall mean all of the Borrower’s present and future right, title and interest in and to any and all of the personal property of the Borrower whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(i)	accounts;

(ii)	chattel paper;

(iii)	goods;

(iv)	inventory;

(v)	equipment;

(vi)	fixtures;

(vii)	farm products;

(viii)	instruments;

(ix)	investment property;

(x)	documents;

(xi)	commercial tort claims;

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(xii)	deposit accounts;

(xiii)	letter-of-credit rights;

(xiv)	general intangibles;

(xv)	supporting obligations; and

(xvi)	records of, accession to and proceeds and products of the foregoing.

(e)	“Debtors” shall mean the Borrower’s customers who are obligated to the Borrower.

(f)	“Hedging Contract” shall mean each agreement to which Borrower and Bank and/or any Bank Affiliate are parties relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, index, credit or equity risk.

(g)	“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, Bank Product Obligations and amounts, liquidated or un-liquidated, owing by the Borrower to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement or any of the other Loan Documents or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank or any Bank Affiliate, or are due indirectly by the Borrower to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding from time to time under the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement or any of the other Loan Documents.

(h)	“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them, if any, in the Code.

2.3 Ordinary Course of Business. Subject to the Bank’s rights and remedies hereunder and as provided by law or in equity, the parties agree that (a) the Borrower will hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of the Borrower’s business, but not, without limitation, by way, directly or indirectly, of sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Bank’s security interest in the inventory or other right hereunder in the proceeds resulting therefrom, and (b) the Borrower may receive from the Debtors all amounts due as proceeds of the Collateral at the Borrower’s own cost and expense, and also liability, if any; provided, however, that the Bank may at any time, without cause or notice, and whether or not an Event of Default has occurred or DEMAND has been made, terminate all or any part of the Borrower’s rights described in the preceding sentence or elsewhere in this Agreement in respect of the Collateral, and, without limitation, notify Debtors to make all payments due as proceeds of the Collateral to the Bank. Until Bank shall otherwise notify Borrower, all proceeds of and collections of Collateral shall be retained by Borrower and used solely for the ordinary and usual operation of Borrower’s business. From and after notice by Bank to Borrower, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Bank and shall not be commingled with Borrower’s other funds or deposited in any account of Borrower at any bank other than the Bank, and Borrower agrees to deliver to Bank on the dates of receipt thereof by Borrower, duly endorsed to Bank or to bearer, or assigned to Bank, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

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2.4 Allowances. Absent an Event of Default the Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Bank’s written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory (subject to the provisions set forth in this Agreement with reference to returned inventory).

2.5 Records. The Borrower shall deliver to the Bank from time to time promptly at the Bank’s request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and the Borrower will deliver to the Bank promptly at the Bank’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as the Bank may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Bank’s security interest in the Collateral.

2.6 Legends. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Bank shall request from time to time, to indicate and disclose that Bank has a security interest in such Collateral.

2.7 Inspection. The Bank, or its representatives, at any time and from time to time but not to exceed more than 2 times in any calendar year provided an event of default occurred and is continuing, shall have the right at the sole cost and expense of Borrower, and the Borrower will permit the Bank and/or its representatives: (a) to examine, check, make copies of or extracts from any of the Borrower’s books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or the Borrower’s compliance with the provisions of this Agreement.

2.8 Search Reports. Bank shall receive prior to the date of this Agreement UCC search results under all names used by the Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from the State, if any, where the Borrower is organized and registered (as such terms are used in the Code), and the State where the Borrower’s chief executive office is located. The search results shall confirm that the security interest in the Collateral granted Bank hereunder is prior to all other security interests in favor of any other person and the Borrower hereby authorizes the Bank to file UCC financings statements and any other records or writings in each jurisdiction the Bank shall deem necessary or advisable in order to perfect and protect the security interest in the Collateral granted to Bank hereunder.

3. REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Bank as of the date of this Agreement and, as applicable, covenants to the Bank, that:

3.1 Organization and Qualification. Borrower is a duly organized and validly existing corporation under the laws of the State of its incorporation with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification.

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3.2 Subsidiaries. Borrower has no subsidiaries other than as specifically disclosed to the Bank in writing prior to the date this representation and warranty is deemed made and the Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or person other than as previously specifically disclosed to the Bank in writing prior to the date this representation and warranty is deemed made.

3.3 Corporate Records. Borrower’s corporate charter, articles or certificate of organization or incorporation and all amendments thereto, as well as Borrower’s bylaws, operating agreement, partnership agreement and all other organizational documents, as applicable, have been duly filed and are in proper order. All outstanding capital stock or other evidence of ownership issued by the Borrower was and is properly issued and all books and records of the Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

3.4 Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets including the Collateral are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, other than the security interest therein granted to the Bank and those mortgages, deeds of trust, leases of personal property and security interests previously specifically consented to in writing by the Bank.

3.5 Places of Business. The location of Borrower’s chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any material existing or new place of business without giving the Bank at least thirty (30) days prior written notice thereof.

3.6 Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.7 Conflicts. There is no provision in Borrower’s organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents and neither the execution, delivery nor performance of the Loan Documents constitute a default, event of default or event of similar import under any indenture, contract or agreement to which Borrower is a party.

3.8 Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority.

3.9 Litigation, etc. There are no actions, claims or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations or which might adversely affect any material portion of the Collateral or the Bank’s interest therein.

3.10 Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Bank). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by the Borrower will be delivered to the Bank (duly endorsed or assigned), which Borrower hereby covenants to cause to be timely done, and such delivery, in the case of chattel paper, shall include all executed copies except those in the possession of the installment buyer and Borrower shall cause to be delivered to the Bank immediately upon receipt thereof by Borrower all security for and guaranties of any of the Collateral together with such assignments and endorsements thereof as the Bank may request.

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3.11 Title to Collateral. At the date hereof the Borrower is (and as to Collateral that the Borrower may acquire after the date hereof, on the date of such acquisition, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall at all times this Agreement remains in effect continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Bank under the Loan Documents and the interests of each mortgagee, beneficiary, lessee or secured party to the extent, and only to the extent, arising under a mortgage, deed of trust, lease of personal property and security agreement, credits, defenses, recoupments, set-offs or counterclaims whatsoever. The Borrower has and will have full power and authority to grant to the Bank a security interest in the Collateral and, the Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of the Borrower’s right, title or interest therein), to any person other than the Bank. The Collateral is and will be valid and genuine in all respects. The Borrower hereby warrants and covenants to defend the Bank’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.

3.12 Location of Collateral. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, the Borrower will keep all inventory and equipment only at locations specified in this Agreement or specified to the Bank in writing. The Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where the Borrower’s records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving the Bank at least thirty (30) days prior written notice thereof.

3.13 Third Parties. The Bank shall not be deemed to have assumed any liability or responsibility to the Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Borrower by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank, by accepting such security interest in the Collateral, or by releasing any Collateral to the Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and the Borrower agrees to indemnify and defend the Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

3.14 Payment of Accounts. Each account or other item of Collateral, other than inventory and equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto. Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, the Borrower will immediately notify the Bank thereof.

3.15 Taxes. The Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid. The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

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3.16 Use of Proceeds. The proceeds of the Loan will not be used for personal, family or household purposes or the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. The Collateral is not, and will not be, used or acquired primarily for personal, family or household purposes.

3.17 Environmental. As of the date hereof neither the Borrower nor any of Borrower’s agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Hazardous Materials (as defined herein) on any of the premises or personal property owned or controlled by Borrower (“Controlled Property”) or any property abutting Controlled Property (“Abutting Property”), which could give rise to liability under any Environmental Law (as defined herein) or any other Federal, state or local law, rule or regulation; (2) have arranged for the transport of or transported any Hazardous Materials in a manner as to violate, or result in potential liabilities under, any Environmental Law; (3) have received any notice, order or demand from the Environmental Protection Agency or any other Federal, state or local agency under any Environmental Law; (4) have incurred any liability under any Environmental Law in connection with the mismanagement, improper disposal or release of Hazardous Materials; or (5) are aware of any inspection or investigation of any Controlled Property or Abutting Property by any Federal, state or local agency for possible violations of any Environmental Law.

To the best of Borrower’s knowledge, neither Borrower, nor any prior owner or tenant of any Controlled Property, committed or omitted any act which caused the release of Hazardous Materials on such Controlled Property which could give rise to a lien thereon by any Federal, state or local government. No notice or statement of claim or lien affecting any Controlled Property has been recorded or filed in any public records by any Federal, state or local government for costs, penalties, fines or other charges as to such property. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Controlled Property, including without limitation, the past or present generation, treatment, storage, disposal or release of any Hazardous Materials into the environment, have been duly obtained or filed.

Borrower agrees to indemnify and hold the Bank and each Bank Affiliate harmless from all Claims (as hereinafter defined) arising from or in any way related to (i) any and all of its violations of any Environmental Law (including those arising from any lien by any Federal, state or local government arising from the presence of Hazardous Materials) or (ii) the presence of Hazardous Materials located on or emanating from any Controlled Property or Abutting Property whether existing or not existing and whether known or unknown at the time of the execution hereof and regardless of whether or not caused by, or within the control of Borrower, including, without limitation, any inspection, investigation, cleanup, environmental engineering or other remedial response efforts. Borrower further agrees to reimburse Bank and each Bank Affiliate upon demand for any costs incurred by Bank in connection with the foregoing. Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of all Obligations and other debts to Bank, if any, and shall continue so long as a valid claim may be lawfully asserted against the Bank or any Bank Affiliate.

The term “Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

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The term “Environmental Law” means any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act, New York Environmental Conservation Law, Chapter 43-B of the New York Consolidated Laws.

4. AFFIRMATIVE COVENANTS

4.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Bank and each Bank Affiliate and will duly and punctually perform all Obligations on its part to be done or performed under each of the Loan Documents.

4.2 Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Bank, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Bank and the Bank’s representatives and will permit inspection of the Collateral and all of its properties by the Bank and the Bank’s representatives. Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations or the Bank’s security interest in the Collateral. Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Bank at least thirty (30) days prior written notice thereof.

4.3 Financial Statements. Borrower will furnish to Bank:

(a)	as soon as available to Borrower, but in any event within 120 days after the close of each fiscal year end, a full and complete signed copy of financial statements of Premier Packaging Corporation, reviewed by certified public accountants acceptable to Bank, which shall include a balance sheet of Premier Packaging Corporation, as at the end of such year, statement of cash flows and statement of profit and loss of Premier Packaging Corporation reflecting the results of its operations during such year, bearing the unqualified opinion of such certified public accountants and prepared on an annual basis in accordance with generally accepted accounting principles, consistently applied together with any so-called management letter;

(b)	as soon as available to Borrower, but in any event within 45 days after the close of each fiscal quarter end, a full and complete copy of management prepared financial statements of Premier Packaging Corporation;

(c)	as soon as available to Borrower, but in any event within 30 days after the close of each fiscal year end, management prepared projections of Premier Packaging Corporation;

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(d)	as soon as available to Borrower, but in any event within 120 days after the end of each fiscal year, an inventory listing for Premier Packaging Corporation;

(e)	as soon as available to Borrower, but in any event within 120 days after the end of each fiscal year, an accounts receivable aging report;

(f)	as soon as available to Borrower, but in any event within 120 days after the end of each fiscal year, an accounts payable aging report;

(g)	as soon as available to Borrower, but in any event within 120 days after the end of each fiscal year, a covenant compliance certificate on the bank’s form.

(h)	from time to time, such financial data and information about Borrower as Bank may reasonably request; and

(i)	any financial data and information about any guarantors of the Obligations as Bank may reasonably request.

4.4 Conduct of Business. The Borrower will maintain its existence in good standing and comply with all laws and regulations of the United States and of each applicable state thereof and of each applicable political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

4.5 Notice to Account Debtors. The Borrower agrees, promptly upon the request of the Bank, to notify all or any of the Debtors in writing of the Bank’s security interest in the Collateral in whatever manner the Bank requests and, hereby authorizes the Bank, at the Borrower’s expense, to notify all or any of the Debtors of the Bank’s security interest in the Borrower’s accounts and the other Collateral and, without limiting any other right or remedy the Bank may have at any time, to direct all or any Debtors to make all payments with respect to the accounts and the other Collateral directly to the Bank following the occurrence of an Event of Default or the Maturity Date.

4.6 Contact with Accountant. The Borrower hereby authorizes the Bank to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower’s books and records or preparation of any financial reports delivered by or at the request of Borrower to Bank.

4.7 Operating and Deposit Accounts. The Borrower shall maintain with the Bank its primary operating and deposit accounts.. At the option of the Bank, all loan payments and fees will automatically be debited from the Borrower’s primary operating account and all advances will automatically be credited to the Borrower’s primary operating account.

4.8 Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Bank may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and the Borrower will pay to the Bank on demand or the Bank in its sole discretion may charge to the Borrower all amounts so paid or incurred by it, together with interest thereon until paid at the rate set forth in the Note that applies during the continuance of an Event of Default.

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4.9 Maintenance. Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. The Bank may, at its option, from time to time, take any other action that the Bank may deem proper to repair, maintain or preserve any of the Collateral, and the Borrower will pay to the Bank on demand or the Bank in its sole discretion may charge to the Borrower all amounts so paid or incurred by it, together with interest thereon until paid at the rate set forth in the Note that applies during the continuance of an Event of Default.

4.10 Insurance. Borrower will maintain in force property and casualty insurance on all Collateral and any other property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Bank, such insurance to be payable to the Bank as its interest may appear in the event of loss and to name the Bank as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Bank’s approval; and all such policies shall provide that they may not be canceled without first giving at least ten (10) days written notice of cancellation to the Bank. In the event that the Borrower fails to provide evidence of such insurance, the Bank may, at its option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Bank, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Bank is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Bank, as a payment on account of the Obligations.

4.11 Notification of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Bank written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.12 Notification of Material Litigation. Borrower will immediately notify the Bank in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower, any guarantor of the Obligations or any material part of the Collateral.

4.13 Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended (“ERISA”) or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Bank (i) promptly with a copy of any notice of each Plan’s termination sent to the Pension Benefit Guaranty Corporation (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4.14 Lien Law. If any account or general intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York (the “Lien Law”), Borrower shall (i) give Bank notice of such fact; (ii) receive and hold any money advanced by Bank with respect to such account or general intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in the Lien Law (Section 71 or otherwise); and (iii) until such trust claim is paid, not use or permit the use of any such money for any purpose other than the payment of such trust claims.

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5. NEGATIVE COVENANTS

5.1 Financial Covenants. The Borrower will not at any time or during any fiscal period (as applicable) fail to be in compliance with any of the financial covenants in this section.

(a)	Definitions. The following definitions shall apply to this Section:

(i) “Capital Expenditures” (“CAPEX”) shall mean for any period, all acquisitions or machinery, equipment, land, leaseholds, buildings, improvements and all other expenditures considered to be for fixed assets under GAAP, consistently applied. Where an asset is acquired under a capital lease, the amount required to be capitalized shall be considered a capital expenditure during the first year of the lease.

(ii) “Current Assets” shall mean current assets as defined under GAAP.

(iii) “Current Liabilities” shall mean current liabilities as defined under GAAP.

(iv) “Current Maturity of Long-Term Debt” (“CMLTD”) shall mean, for any period, the current scheduled principal or capital lease payments required to be paid during the applicable period.

(v) “Distributions” shall mean all cash dividends to shareholders, and all cash distributions of Subchapter S corporations, to partners of partnerships, to members of limited liability companies or to beneficiaries of trusts.

(vi) “Earnings” shall mean earnings as defined under GAAP.

(vii) “EBITDA” shall mean, for any period, Earnings from continuing operations before payment of federal, state and local income taxes plus Interest Expense, depreciation and amortization, in each case for such period, computed and calculated in accordance with GAAP.

(viii) “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

(ix) “Indebtedness” shall mean (x) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (y) all obligations for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (z) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

(x) “Intangible Assets” shall mean, as of the date of determination thereof, assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

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(xi) “Interest Expense” shall mean, for any period, ordinary, regular, recurring and continuing expenditures for interest on all borrowed money.

(xii) “Tangible Net Worth” shall mean, as of the date of determination thereof, total assets, excluding all Intangible Assets and all obligations owed from affiliates or any employee, less total liabilities.

(xiii) “Unfinanced CAPEX” shall mean, for any period, Capital Expenditures less new long-term Indebtedness issued during such period to fund the Capital Expenditures.

(b)	Current Ratio. The Borrower shall not permit the Current Assets to Current Liabilities to be less than 1.25 to 1.0, at any time, reported on a rolling four quarter basis.

(c)	Debt to Tangible Net Worth. The Borrower shall not permit the ratio of its Indebtedness to Tangible Net Worth to be greater than 3.0 to 1.0 at any time.

(d)	EBITDA (after Taxes, Distributions and Unfinanced CAPEX) to Interest Expense plus CMLTD. The Borrower shall not permit the ratio of its EBITDA, minus taxes paid in cash, Distributions and Unfinanced CAPEX, to Interest Expense plus CMLTD, to be less than 1.15 to 1.0 for any fiscal year for the 4 consecutive fiscal quarters ending at the end of each fiscal quarter.

5.2 Limitations on Indebtedness. Borrower shall not incur any indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except (i) indebtedness or liabilities of Borrower directly connected with the liens and security interests approved by the Bank in accordance with Section 3.4, and (ii) indebtedness or liabilities other than for money borrowed, that are unsecured and incurred or arise in the ordinary course of Borrower’s business.

5.3 [Intentionally Omitted.]

5.4 Loans or Advances. The Borrower shall not make any loans or advances or distributions or pay dividends in excess of $400,000 annually to any individual, partnership, corporation, limited liability corporation, trust, or other organization or person, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower, and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

5.5 Dividends and Distributions. Borrower shall not, without prior written consent of the Bank, pay any dividends on or make any distribution on account of any class of Borrower’s capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock, except, so long as Borrower is not in default hereunder, if Borrower is a Subchapter S corporation, under the regulations of the Internal Revenue Service of the United States, distributions to the stockholders of Borrower in such amounts as are necessary to pay the tax liability of such stockholders due as a result of such stockholders’ interest in the Borrower.

5.6 Investments. The Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person other than as previously specifically consented to in writing by the Bank. The Borrower will not purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets or purchase all or substantially all the assets of any entity other than as previously specifically consented to in writing by the Bank.

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5.7 Merger. Borrower shall not merge or consolidate or be merged or consolidated with or into any other entity.

5.8 Capital Expenditures. The Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of its business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business.

5.9 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except inventory in the ordinary and usual course of business and except for machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business, provided that fair consideration is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans, including with limitation the Loan, made by the Bank.

5.10 Restriction on Liens. Borrower shall not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral. Borrower shall not enter into any agreement with any person other than the Bank that prohibits the Borrower from granting any security interest in, or mortgage of, any of its properties or assets including the Collateral.

5.11 Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

5.12 Change of Name, etc. Borrower shall not change its legal name or the State or the type of its organization, without giving the Bank at least 30 days prior written notice thereof.

6. DEFAULT

6.1 Default. “Event of Default” shall mean the occurrence of one or more of any of the following events after the expiration of all applicable notice and cure periods:

(a)	default or breach of any liability, obligation, covenant or undertaking to Bank or any Bank Affiliate of the Borrower or any guarantor of the Obligations, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest, regularly scheduled or termination payments under Hedging Contracts or any other amount or default or breach of the Borrower or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank or Bank Affiliate;

(b)	failure of the Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank;

(c)	default or breach of any material liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to any person other than the Bank or any Bank Affiliate;

(d)	if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor of the Obligations in connection with any of the Loan Documents or any other agreement, document or instrument related to the Obligations, or in any supporting financial statement of the Borrower or any guarantor of the Obligations shall be determined by the Bank to have been false or misleading in any material respect when made;

(e)	if the Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization with or into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property, or, without the prior written consent of the Bank, the sale or transfer of ownership of any interest in the Borrower;

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(f)	the death of the Borrower or any guarantor of the Obligations and, if the Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(g)	the institution by or against the Borrower or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other insolvency, debtor relief or debt adjustment law or any other law in which the Borrower or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(h)	the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower or any guarantor of the Obligations;

(i)	a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(j)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor of the Obligations;

(k)	the termination or revocation of any guaranty of the Obligations; or

(l)	the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor of the Obligations to the Bank has been or may be impaired.

6.2 Acceleration. If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

The Bank is hereby authorized, at its election, after an Event of Default or after DEMAND, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Bank may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Bank may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by the Bank is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Borrower agrees that ten (10) days written notice to the Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and, unless prohibited by applicable law, the Bank, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which the Borrower hereby waives and releases effective, without any further action whatsoever, immediately upon the occurrence of an Event of Default, and may be free of any warranties as to the Collateral if Bank shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations shall be returned to such party as may be legally entitled thereto; and if there is a deficiency, the Borrower shall be responsible for repayment of the same to the Bank, each applicable Bank Affiliate and other party legally entitled thereto, with interest at the rate set forth in the Note that applies during the continuance of an Event of Default. Upon demand by the Bank, the Borrower shall assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and the Borrower. The Borrower hereby acknowledges that the Bank has extended credit and other financial accommodations to the Borrower upon reliance of the Borrower’s granting the Bank the rights and remedies contained in this Agreement and the other Loan Documents including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and the Borrower hereby acknowledges that the Bank is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and the Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Bank.

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All amounts received by the Bank in respect of the Obligations, whether from Borrower, any guarantor of the Obligations, any endorser of the Note or any other person, or from any disposition of any of the Collateral, or otherwise, shall be applied by the Bank in such order of priority as the Bank may elect, including, without limitation, if the Bank so elects, in the following order:

First, to pay all outstanding fees, expenses and costs of the Bank under the Loan Documents;

Second, to pay, pro rata, interest on the Note and scheduled payments under all Hedging Contracts, if any;

Third, to pay, pro rata, principal outstanding on the Note and all amounts due in accordance with the terms of the Hedging Contracts upon the termination thereof;

Fourth, to pay any other Obligations; and

Last, the balance, if any, to the Borrower or as otherwise required by law.

The Bank shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, the Borrower hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

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6.3 Power of Attorney. The Borrower hereby irrevocably constitutes and appoints the Bank as the Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Bank, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of the Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrower and to take therefrom any remittances or proceeds of Collateral in which the Bank has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank shall designate; to endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Bank’s security interest. The Bank shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Bank elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower except for its own gross negligence or willful misconduct. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower or any guarantor or surety to the Bank shall remain unpaid or the Bank is obligated under this Agreement to extend any credit to the Borrower.

6.4 Nonexclusive Remedies. All of the Bank’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

7. MISCELLANEOUS

7.1 Waivers. The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof. No delay or omission on the part of the Bank or any Bank Affiliate in exercising any right under any of the Loan Documents shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No course of dealing and no delay or omission of the Bank or any Bank Affiliate in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretion under the Loan Documents or under applicable law shall constitute a waiver thereof; and no waiver by the Bank of any Event of Default or of any DEMAND shall operate as a waiver of any other Event of Default or any other DEMAND, or of the same Event of Default or DEMAND on any other occasion. No term or provision of any of the Loan Documents shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to the term or provision in question. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank or any Bank Affiliate and the Borrower at any time (whether before, during or after the effective date or term of this Agreement) shall be construed in any particular way as a waiver, modification or limitation of any of the Bank’s (or any Bank Affiliate’s) rights, powers, privileges, remedies, immunities or discretion under the Loan Documents or applicable law (nor shall anything in any Loan Document be construed as a waiver, modification or limitation of any of rights, powers, privileges, remedies, immunities or discretion of the Bank under any such other agreement or transaction) and all of the same may be exercised by the Bank (or Bank Affiliate) at such time or times and in such order of preference as the Bank in its sole discretion may determine.

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7.2 Waiver of Homestead. To the maximum extent permitted under applicable law, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws.

7.3 Deposit Collateral. The Borrower hereby grants to the Bank (for its own account and as agent on behalf of each Bank Affiliate to the extent an Obligation is owed to such Bank Affiliate at any time) a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the Obligations and such deposits and other sums may be applied or set off against the Obligations at any time, whether or not then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

7.4 Indemnification. The Borrower shall indemnify, defend and hold the Bank and each Bank Affiliate, as well as any assignee of the Bank as described in Section 7.9 below, and their respective directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from all claims, losses, liabilities (including negligence, tort and strict liability), damages, demands, judgments, settlements, suits, and all legal proceedings and any and all costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) (to the extent applicable given the circumstances, each a “Claim”) that in any way relate to or arise out of this Agreement or any of the other Loan Documents, the Obligations, the Collateral, or the Indemnitee’s relationship with the Borrower or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Indemnitee with counsel of the Bank’s election, but at the expense of the Borrower); provided, however that, notwithstanding the foregoing, the Borrower shall have no obligation hereunder to indemnify, defend or hold harmless any Indemnitee for any Claim to the extent the Claim is determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted directly and proximately from the actual, but not imputed, gross negligence or willful misconduct of the Indemnitee. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the provisions of this Section 7.4 shall survive payment of the Obligations, and/or any termination or ineffectiveness of this Agreement, or any release or discharge related to the Obligations or this Agreement executed by the Bank (or the assignee) in favor of the Borrower.

7.5 Costs and Expenses. The Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations, including in connection with post-judgment collection efforts, if any.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.7 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.8 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

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7.9 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign any or all of its rights and obligations under this Agreement and/or any of the other Loan Documents and deliver all of any part of the Collateral to one more assignees, who shall, respectively, thereupon have all of such transferred and assigned rights and obligations of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to the transferred and assigned obligations. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.10 Further Assurances. Borrower will from time to time execute and deliver to Bank such documents, and take or cause to be taken, all such other or further action, as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral granted to the Bank by this Agreement or any other Loan Document or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). Borrower authorizes the Bank to file financing statements, continuation statements or amendments without the signature of Borrower thereon, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Bank promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Bank may reasonably request for Bank (i) to obtain an acknowledgment, in form and substance satisfactory to Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Bank, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of Bank’s security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

7.11 Amendments and Waivers. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower shall obtain the Bank’s prior, express written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

7.12 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

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7.13 Notices. Any notice under or pursuant to the Loan Documents shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to the Loan Documents shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or three (3) Business Days (meaning any day that is neither a Saturday, Sunday nor legal holiday on which the Bank is authorized or required to be closed at the address set forth above) after mailing if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or such other address as either party may from time to time designate by written notice to the other party.

7.14 Governing Law. This Agreement and, unless provided to the contrary therein, the other Loan Documents shall be governed by federal law applicable to the Bank and, to the extent not preempted by federal law, the laws of the State of New York.

7.15 Reproductions. This Agreement and the other Loan Documents, as well as all other documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.16 Multiple Borrowers. If more than one person constitutes the Borrower, all of the Obligations shall be joint and several as among each and of such persons; provided, however, the release by the Bank of any one such person shall not release any other person obligated on account of the Obligations, or any of them. Any and all present and future debts of any one such person to any other such person constituting the Borrower are hereby subordinated to the full payment and performance of all Obligations. Each reference in the Loan Documents to the Borrower shall be deemed to refer to each such person constituting the Borrower individually and also to all such persons jointly. No person liable for any Obligation may seek contribution from any other person also liable, unless and until all Obligations to the Bank of the person from whom contribution is sought have been irrevocably and indefeasibly satisfied in full. The release or compromise by the Bank of any Collateral shall not release any person liable for any of the Obligations.

7.17 Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to the Obligations, the Collateral or any of the Loan Documents. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

7.18 JURY WAIVER. THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

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Executed as an instrument under seal as of _____________, 2019.

Borrower:

Premier Packaging Corporation

By:
Frank D. Heuszel, CEO

Accepted: Citizens Bank, N.A., a national banking association

By:
Name:	Douglas Dandurand
Title:	Vice President

[Signature Page to LOAN AGREEMENT]

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DISCLOSURE SCHEDULE

to

Loan and Security Agreement (see Section 3.4)

dated as of June 27, 2019

None.